Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
___________________

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	22-1114430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Ronson Road
Iselin, New Jersey 08830
(732) 634-1500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

KENNETH J. QUINN
Vice President, General Counsel, Secretary and Treasurer
Middlesex Water Company
1500 Ronson Road,
Iselin, New Jersey 08830-3020
(732) 634-1500
(Name, address, including zip code. and telephone number,
including area code, of agent for service)

With Copies to:
DOUGLAS R. BROWN, ESQ.
Norris, McLaughlin & Marcus, P.A.
721 Route 202-206, P.O. Box 1018
Bridgewater, New Jersey 08807
(908) 722-0700
___________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective, registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☒

Non-accelerated filer: ☐	Smaller reporting company: ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered 1	Proposed maximum offering price per share 2	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	600,000 shares	$14.66	$8,796,000	$490.82

(1)
In the event of a stock split, stock dividend, or similar transaction involving the Company’s common stock, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2)
Estimated solely for the purpose of calculating the registration fee.  Such estimate has been computed in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on July 21, 2009.

______________________________________
Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus and relates to 48,642 shares of common stock registered under the Registration Statement on Form S-3 (File No. 333-157909), which have not been sold.  In the event that any of such previously registered common stock has been offered prior to the effective date of this Registration Statement, it will not be included in any prospectus hereunder.  The amount of common stock being registered hereunder represents the maximum amount of common stock which is expected to be offered for sale.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS THE CASE MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  We may not sell these shares until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these shares and it is not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

Subject to completion, dated July 23, 2009
P R O S P E C T U S

MIDDLESEX WATER COMPANY
Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan
Common Stock (Without Par Value)
Dear Investor:

Middlesex Water Company (the “Company”) is pleased to offer the Middlesex Water Company Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan (the “Plan”).  The Plan is a direct stock purchase plan designed to give new investors an opportunity to make an initial investment in the Company’s Common Stock and to provide existing holders of Company Common Stock with a convenient method to purchase additional shares and to reinvest cash dividends paid on the Company’s Common Stock in the purchase of additional shares of Common Stock.

Key features of the Plan are summarized below:

•	To open a new Plan account, you will be required to authorize the reinvestment of dividends on at least ten (10) shares.

•	If you are a new investor, you may join the Plan by completing and returning an enrollment form and making an initial investment of not less than $500, up to a maximum of $10,000.

•
If you currently own fewer than ten (10) registered shares, you may authorize the reinvestment of dividends on the shares you currently own and include an optional cash payment with your Enrollment Form sufficient to purchase remaining shares required to enroll.  Therefore, if you own at least one share of Common Stock, registered in your name, you may participate by completing and returning an enrollment form and following the optional cash payment instructions set forth in this Prospectus (see Question 17).

•	Once you have enrolled, you may elect to have dividends on all or part of your shares automatically reinvested in shares of Common Stock at market prices.

•	In addition, you may invest optional cash payments of $25 or more (maximum $25,000 per calendar quarter) in the purchase of Common Stock.

•	Eligible employees of the Company (and its subsidiary companies and affiliated companies) have the additional option of utilizing automatic payroll deductions to purchase shares.

•	As a participant, you may (but are not required to) deposit your Company Common Stock certificates with the Plan Agent for safekeeping.

•	The Company may, from time to time, make shares available to Plan participants at a discount from prevailing market prices.

The Company has reserved a total of 600,000 shares of Common Stock to be used in connection with the Plan.  As of the date of this Prospectus, 568,642 shares remain available for issuance under the Plan.  Although the Plan contemplates the continued payment of quarterly dividends, the Company can make no assurances in that regard.

Sincerely,

Dennis W. Doll
President and Chief Executive Officer

---------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
---------------------------------
The date of this Prospectus is July 23, 2009

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.  IF ANY OTHER INFORMATION OR REPRESENTATIONS ARE GIVEN OR MADE, YOU MUST NOT RELY ON THEM AS HAVING BEEN AUTHORIZED.

This prospectus is part of a Registration Statement which we have filed with the SEC.  We have omitted certain parts of the Registration Statement in accordance with the rules and regulations of the SEC; therefore, this prospectus does not contain all of the information included in the Registration Statement. For further information, we refer you to the Registration Statement filed on Form S-3, including exhibits and the documents incorporated by reference therein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of Company Common Stock in any state or other jurisdiction to any person to whom it is unlawful to make such an offer or solicitation.

Neither the delivery of this Prospectus nor any sale made hereunder should be deemed to imply that there has been no change in the affairs of the Company since the date of this Prospectus or that the information herein is correct as of any time subsequent to its date.  This Prospectus relates only to the Common Stock offered hereby and is not to be relied upon in connection with the purchase or sale of any other securities in the Company.

ii

RISK FACTORS

Before you decide to participate in the Plan and invest in shares of our Common Stock, you should be aware of the following material risks in making such an investment. You should consider carefully these risk factors together with all information included or incorporated by reference in this prospectus before you decide to participate in the Plan and purchase shares of Common Stock. In addition, you should consult your own financial and legal advisors before making an investment.

•	You will not know the price for the shares you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.

•
The price of our shares may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.

•	Shares deposited in a Plan account may not be pledged until the shares are withdrawn from the Plan.

•
You will be treated as having received dividend income on the dividend payment date for Federal income tax purposes. Such dividends will generally give rise to a tax liability even though no cash was actually paid to you.  This may create a liability for payment of income tax without providing you with immediate cash to pay this tax when it becomes due.

•
No discount will be available for shares acquired in the open market or in privately negotiated transactions. From time to time, no discount may be available for any or all of initial purchases, optional purchase or reinvestment of dividends. For example, a discount for reinvestment of dividends will not insure the availability of a discount for optional cash purchases or initial investments. While a discount from market prices may be established for a particular period of time for shares purchased directly from us, a discount for any one period of time will not insure the availability of the same or any other discount for future periods. We may, without giving you prior notice, change or eliminate the discount for any or all of the investment features of the Plan.

•
You bear the risk of loss from market price changes for shares of Common Stock purchased under the Plan. Neither we nor the Plan Agent can give you any assurance that shares of Common Stock purchased under the Plan will, at any particular time, be worth more or less than the amount you paid for them.

•
Other important factors and risks are identified in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus. You are encouraged to review these risks carefully.

MIDDLESEX WATER COMPANY

Middlesex Water Company has operated as a water utility in New Jersey since 1897, and in Delaware, through our wholly-owned subsidiary, Tidewater Utilities, Inc. (“Tidewater”), since 1992. We are in the business of collecting, treating, distributing and selling water for domestic, commercial, municipal, industrial and fire protection purposes.  We also operate a New Jersey municipal water and wastewater system under contract and provide wastewater services in New Jersey and Delaware through our subsidiaries, including Tidewater (and Tidewater’s wholly owned subsidiaries, Southern Shores

Water Company, LLC (“Southern Shores”), and White Marsh Environmental Systems, Inc. (“White Marsh”)) Tidewater Environmental  Services, Inc. (“TESI”), Pinelands Water Company (“Pinelands Water”), Pinelands Wastewater Company (“Pinelands Wastewater”), Utility Service Affiliates, Inc. (“USA”), and Utility Service Affiliates (Perth Amboy) Inc. (“USA-PA”).  We are regulated as to the rates charged to customers for water and wastewater services, as to the quality of water service we provide and as to certain other matters.  Only our USA, USA-PA and White Marsh subsidiaries are not regulated utilities as to their rates.

Our Middlesex System provides water service to approximately 60,000 retail customers, primarily in central New Jersey.  The Middlesex System also provides water service under contract to municipalities in central New Jersey with a total population of approximately 303,000.  Through our subsidiary, USA-PA, we operate the water supply system and wastewater system for the City of Perth Amboy, New Jersey.  Our other New Jersey subsidiaries, Pinelands Water and Pinelands Wastewater, provide water and wastewater services to residents in Southampton Township, New Jersey.  Our USA subsidiary offers residential customers in New Jersey and Delaware a service line maintenance program called LineCareSM.

Our Delaware subsidiaries, Tidewater and Southern Shores, provide water services to approximately 33,000 retail customers in New Castle, Kent and Sussex Counties, Delaware.  Our TESI subsidiary provides regulated wastewater service to approximately 1,800 residential retail customers in Delaware.  Our White Marsh subsidiary serves an additional 7,200 customers under unregulated operating contracts with various owners of small water and wastewater systems in Kent and Sussex Counties.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").  Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  Copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company has filed the following documents with the SEC.  They are hereby incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 13, 2009.

(b)	The Company’s Current Report on Form 8-K filed on March 12, 2009.

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009.

(d)	The Company’s Current Report on Form 8-K filed on May 11, 2009.

(e)
The material under the caption "Description of Capital Stock" in the Company's Registration Statement on Form 8-A under Section 12(g) of the Exchange Act, which incorporates by reference the information under "Common Stock" in the prospectus constituting a part of the Company's Registration Statement on Form S-1 (File No. 2-55058).

(f)
All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the  Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Copies of documents incorporated herein by reference may be obtained upon written or oral request without charge from the headquarters office of the Company, Middlesex Water Company, 1500 Ronson Road, Iselin, New Jersey 08830 (732) 634-1500, Attn: A. Bruce O’Connor, Vice President & Chief Financial Officer (732) 638-7502.

DESCRIPTION OF THE PLAN

PURPOSE OF THE PLAN

1.	What is the purpose of the Plan?

           The purpose of the Plan is to promote long-term stock ownership among existing and new investors in the Company by providing a convenient and economical method to purchase shares of Common Stock and reinvest cash dividends in shares of Common Stock without payment of a brokerage commission.  We reserve the right to modify, suspend or terminate participation in this Plan by otherwise eligible holders of Common Stock or new investors in order to eliminate practices which we determine, in our sole discretion, to be inconsistent with the purposes of the Plan.

The Plan also provides us with a means of raising additional capital if we elect to directly sell newly issued shares of Common Stock.

ADVANTAGES OF THE PLAN

2.	What are some advantages of enrolling in the Plan?

•	Cash dividends on the shares held in your Plan account can be automatically reinvested in shares of Common Stock.

•	You pay no commission or service charge on purchases made under the Plan.

•	You may purchase shares of Common Stock with optional cash payments of at least $25, subject to a maximum of $25,000 per calendar quarter.

•	Full investment of the funds you choose to invest is possible because fractional shares, as well as whole shares, will be credited to your Plan account.

•	Safekeeping of the shares held in your account is assured since those share certificates are not issued to you directly.

•	For simplified recordkeeping, you will receive regular statements of your Plan account.

•	If you are employed by the Company (or its subsidiaries and other affiliates), and are otherwise eligible to participate, you may make purchases through a program of regular payroll deductions.

ADMINISTRATION OF THE PLAN

3.	Who administers the Plan?

           The Plan is administered by Registrar and Transfer Company of Cranford, New Jersey (the “Plan Agent”).  As Plan Agent, Registrar and Transfer Company keeps records, sends statements of account to Plan participants and performs other duties relating to the Plan.  The Common Stock purchased in your Plan account will be registered in the name of the Plan Agent, or its nominee, as your agent.  You may, at any time, withdraw all or any part of the shares held in your Plan account.  (See Questions 31 and 35.)  Special arrangements may be made with the Plan Agent if you are an institution that is required by law to maintain physical possession of share certificates.

4.	How do I contact the Plan Agent or the Company?

	Plan Agent	Company
Written Inquiries:	Middlesex Water Company	Middlesex Water Company
	c/o Registrar and Transfer Company	1500 Ronson Road
	Dividend Reinvestment Department	Iselin, New Jersey 08830
	P.O. Box 664	Attn: Investor Relations
Cranford, New Jersey 07016
www.rtco.com

Phone Inquiries:	(800) 368-5948	(732) 634-1500

5.	What kind of reports will be sent to participants in the Plan?

           As a participant, you will receive a statement of your account as soon as practicable after each transaction (i.e., dividend reinvestment, optional cash payments, share withdrawals, transfers, etc.) is posted to your Plan account.  You should retain these statements in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes.  In addition, you will receive copies of all communications sent to all other shareholders, such as annual and quarterly reports, proxy statements and income tax information for reporting dividends paid.  Under certain circumstances, in lieu of copies, you may receive a Notice of Internet Availability of Proxy Materials providing access to the Company’s proxy statement and annual report online.

PLAN ELIGIBILITY AND ENROLLMENT

6.	How does a Company shareholder become eligible to participate in the Plan?

If you are already a registered shareholder of Common Stock (that is, your share certificates are registered directly in your name), you may enroll in the Plan by completing and returning the Enrollment Form to the Plan Agent and following the instructions set forth below.  If the stock you own is registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign the Enrollment Form.  In addition, if the stock you own is registered in different names (i.e., “John Smith” and “J. Smith”), you must submit an Enrollment Form for each registration in order to participate fully in the Plan.

To open a new Plan account, you will be required to authorize the reinvestment of dividends on at least ten (10) shares of Company stock.  If you currently own fewer than ten (10) registered shares, you may meet this enrollment requirement by authorizing the reinvestment of dividends on the registered shares you currently own and including an optional cash payment with your Enrollment Form sufficient to purchase the remainder of the ten (10) shares required to enroll. (Company employees should also refer to Question 11.)

7.	I already own shares, but they are held by my bank or broker and registered in “street name.” How can I participate?

If you currently own shares of Common Stock that are held on your behalf by a bank or broker (that is, in “street name”), you will need to arrange with your bank or broker to have at least one (1) share registered directly in your name in order to be eligible to participate.  Once the share or shares  are registered in your name, you may then enroll in the Plan as described in Question 6.  (Company employees should also refer to Question 11.)

8.	I am not currently a shareholder. Can I participate in the Plan?

If you are a new investor (that is, you do not currently own any shares of the Company’s Common Stock), you may enroll in the Plan by completing and returning to the Plan Agent the Enrollment Form indicating you are a new investor, along with an initial investment in an amount which is at least $500, up to a maximum of $10,000.  You will be required to authorize the reinvestment of dividends on at least ten (10) shares of Common Stock.  (Company employees should also refer to Question 11.)

9.	Are there fees associated with enrollment?

No.  The Company pays all fees, administrative and other expenses related to your Plan enrollment. However, you may incur certain charges for certain other transactions, requests or withdrawals under the Plan.  (See Questions 25, 33 and 35.)

10.	Are there any restrictions on participation in the Plan by shareholders residing outside the United States?

Regulations in certain countries may limit or prohibit participation in services provided under this type of program.  Therefore, persons residing outside the United States should first determine whether they are subject to any governmental regulations prohibiting or limiting their participation before requesting any of the services provided through the Plan.

11.	Are there special eligibility or enrollment rules applicable to Company employees?

           Yes, if you are a Company employee or are an employee of one of the Company’s subsidiaries (which for purposes of the Plan, includes a subsidiary of one of the Company’s subsidiaries), you have the additional option of purchasing shares through automatic payroll deductions.  (See Question 22 for details.)  Employees who participate through the automatic payroll deduction option may open a Plan account simply by completing an Enrollment Form and returning it to the Company (the ten (10) share minimum reinvestment requirement discussed in Question 6 is not applicable to employees participating through automatic payroll deductions).  Employees of municipalities and municipal utility authorities under contract with the Company are not eligible to participate through automatic payroll deductions.

DIVIDEND REINVESTMENT

12.	What dividend reinvestment options are available in the Plan?

(a)  “Full Dividend Reinvestment” - Under this option, you direct the Company to reinvest the dividends on all of the shares of Common Stock registered in your name, as well as shares credited to your account under the Plan. In addition, you may make additional investments by making optional cash payments; or

(b)  “Partial Dividend Reinvestment” - Under this option, you direct the Company to reinvest the dividends on a portion of the shares of Common Stock registered in your name.  Dividends on shares credited to your account under the Plan will be reinvested fully.  In addition, you may make additional investments by making optional cash payments; or

(c)  “Optional Cash Payments Only” - Under this option, you may participate in the Plan by making optional cash payments only.  The Plan Agent will continue to pay cash dividends on the shares you hold outside the Plan.  Dividends on shares credited to your account under the Plan (i.e., through the optional cash investments) will be reinvested fully.

The Plan Agent will return your Enrollment Form to you if you fail to select one of these options or fail to sign the Enrollment Form.

13.	Must my dividends be reinvested automatically to the extent I have chosen either Full Dividend Reinvestment or Partial Dividend Reinvestment?

Yes.  To the extent you have elected to participate in the Plan, cash dividends on those shares which are subject to reinvestment will be reinvested automatically in additional shares of Common Stock.

14.	When will my dividends be reinvested and at what price?

If you are enrolled in the Plan as of an applicable “record date” for dividends, either all or part of the dividends on your shares (depending on which option you have chosen) will be used to purchase shares of Common Stock as of the applicable dividend payment dates.  Cash dividends on the Company’s Common Stock, when and as declared, have generally been payable on the first business day of March, June, September and December.

The price of the Common Stock to be purchased under the Plan is addressed in Questions 24 and 25.

15.	Will I be charged fees for participating in the dividend reinvestment program?

No.  You will not be charged any fees in connection with the reinvestment of your dividends under the Plan.  However, you may incur certain charges for certain other transactions, requests or withdrawals under the Plan.  (See Questions 25, 33 and 35.)

OPTIONAL CASH PAYMENTS

16.	How does the cash payment option work? What are the minimum and maximum amounts for optional cash payments?

As a Plan participant, you may make optional cash payments at any time in amounts of at least $25, subject to a limitation of $25,000, per calendar quarter.

17.	How do I make an optional cash payment?

Optional cash payments may be made by sending a personal check, drawn from a U.S. Bank in US Dollars, payable to “Registrar and Transfer Company”, along with the Enrollment Form.

18.	When will optional cash payments be invested?

If the Plan Agent receives your optional cash payment at least ten (10) days prior to the end of any month, it will invest your funds on the first business day of the next month.  If the Plan Agent receives your payment fewer than ten (10) days prior to the end of any month, it will hold your funds and invest them on the first business day of the month following the next month.  Only shares which are purchased prior to the applicable record date for dividends will be entitled to receive dividends.  No interest will be paid on amounts held by the Plan Agent pending investment.

19.	Will I be charged fees for optional cash payments?

No.  You will not be charged any fees in connection with your optional cash payments.  However, you may incur certain charges for certain other transactions, requests or withdrawals under the Plan.  (See Questions 25, 33 and 35.)

20.	Under what circumstances may an optional cash payment be returned to me?

If the Plan Agent receives a written request from you to return your optional cash payment at least two (2) days prior to the day on which the Plan Agent is scheduled to purchase shares for you, the Plan Agent will return your payment. Note: No interest will be paid on amounts held by the Plan Agent.

21.	How are payments with “insufficient funds” handled?

If an optional cash payment is made by a check drawn on insufficient funds or incorrect draft information, or the Plan Agent otherwise does not receive the money, the requested purchase will be deemed void, and the Plan Agent will immediately remove from your account any shares already purchased upon the prior credit of such funds. The Plan Agent may, at its discretion, sell such shares to satisfy any uncollected amounts or return such shares to the Company.  If the net proceeds from any sale of such shares are insufficient to satisfy the balance due, the Plan Agent may sell additional shares from your account as necessary to satisfy the uncollected balance.

22.	I am an employee eligible to participate (See Question 11). How can I make optional cash payments through automatic payroll deductions?

If you are an eligible employee (See Question 11) and you have completed six (6) months of consecutive employment and you have already enrolled in the Plan (see Questions 6, 7, and 8), you can enroll to make optional cash payments through automatic payroll deductions by completing an Employee Payroll Deduction Authorization Form and submitting it to the Company (if you have not previously enrolled in the Plan, you may do so at the same time you enroll to make optional payroll deductions).  The Company (and the Plan Agent) must receive your forms sufficiently in advance of your next paycheck to allow for processing.  If you are paid weekly, you may authorize payroll deductions in a specified whole-dollar amount from each regular paycheck, subject to a $5 minimum and $100 maximum per pay period.  If you are paid biweekly, the minimum deduction is $10 and the maximum deduction is $200 per pay period.  Payroll deductions will be counted against the limitation on optional cash payments discussed in Question 16.  Once authorized, payroll deductions will continue until changed or terminated by you. Note: No interest will be paid on payroll deductions held by the Company or the Plan Agent pending investment.

PURCHASE OF COMMON STOCK

23.	What is the source of Company Common Stock purchased through the Plan?

Share purchases will be made directly from the Company’s authorized but previously unissued Common Stock, or on the open market through a registered broker dealer.

24.	How many shares of Common Stock will be purchased under the Plan and what will be the price of shares?

Your Plan account will be credited with the number of shares (including fractional shares, computed to four decimals) equal to the amount invested for your Plan account divided by the applicable price per share.  Shares purchased under the Plan will be purchased and credited to your account at the average of the daily averages of the high and low sales prices of Company Common Stock as reported on the NASDAQ Global Select Market for the five (5) days on which the Common Stock was traded immediately preceding and ending on the applicable date of purchase.

Prices of shares purchased on the open market will be equal to the average price of all shares purchased on your behalf by the Plan Agent.  In making purchases of shares for a participant’s Plan account on each investment date, the Plan Agent will commingle the participant’s funds with those of other participants under the Plan.  The prices of shares purchased in the open market for participants in the Plan with reinvested cash dividends will be equal to the average price of all shares purchased for the Plan on such reinvestment date by the Plan Agent.  The Plan Agent shall have no responsibility with respect to the market value of Common Stock acquired under the Plan for participant accounts.  Although the Company generally bears all expenses associated with the Plan, each Plan participant will be responsible for brokerage commissions and costs associated with the sale of any shares for such participant’s account.

25.	Will the Company offer discounts on the price per share?

Subject to certain limitations, the Company may, from time to time, offer shares to Plan participants at a discount from the purchase price described in Question 24.  Discounts exceeding five percent (5%) may require regulatory approval to be obtained by the Company.  The following conditions will apply if and when the Company offers shares at a discount: (i) the Company may limit the number of shares offered at the discounted price; (ii) the Company may limit the time period during which the discounted price is in effect (but in no event will the time period be less than ninety (90) days); (iii) if you purchase shares at the discounted price and subsequently withdraw shares from your Plan account within six (6) months after the date of purchase, you will be charged a withdrawal fee equal to the applicable per share reduction in purchase price on all shares withdrawn (up to a maximum of the number of shares purchased at the discounted price).  The withdrawal fee will be charged against your Plan account at the time of withdrawal, and will also apply to any purchases of shares made at the discounted price through automatic dividend reinvestment and employee payroll deductions (if applicable) during the six (6) month period before the date of withdrawal.

26.	Will I be charged fees in connection with purchases under the Plan?

No.  There are no brokerage fees or service charges applicable to purchases made under the Plan.  However, you may incur certain charges for certain other transactions, requests or withdrawals under the Plan.  (See Questions 25, 33 and 35.)

CUSTODIAL SERVICE

27.	How does the custodial service (book-entry shares) work?

All shares of Company Common Stock that are purchased through the Plan will be held by the Plan Agent and reflected in book-entry form in your account on the records of the Plan Agent.  If you hold Company Common Stock certificates you may also, at any time, deposit those certificates for safekeeping with the Plan Agent, and the shares represented by the deposited certificates will be included in the book-entry form in your Plan account.

28.	How do I deposit my Company Common Stock certificates with the Plan Agent?

To deposit certificates into the Plan, you should send your certificates, by registered and insured mail, to the Plan Agent, with your written instructions to deposit the shares represented by the certificates to your Plan account. Note: The certificates should not be endorsed and the assignment section should not be completed.

29.	Are there any charges associated with this custodial service?

No.  There is no cost to you either for having the Plan Agent hold the shares purchased for you through the Plan or for depositing with the Plan Agent the stock certificates you hold for the purpose of adding the shares to your book-entry share position.  However, you may incur certain charges for certain other transactions, requests or withdrawals under the Plan.  (See Questions 25, 33 and 35.)

ISSUANCE OF STOCK CERTIFICATES

30.	Will stock certificates be issued for shares acquired through the Plan?

No.  Stock certificates will not be issued for shares in a Plan account unless a specific request is made to the Plan Agent.

31.	How do I request a stock certificate?

Certificates for full shares held in the Plan may be obtained, without charge, by writing to the Plan Agent and requesting the issuance of shares in certificate form.

Certificates for fractional shares will not be issued under any circumstances.

32.	Can I pledge or assign the shares held in my Plan account?

No.  Shares held in your Plan account may not be pledged or assigned.  If you wish to pledge or assign your shares, you first must write to the Plan Agent and request the issuance of shares in certificate form.

GIFTS AND TRANSFERS OF SHARES

33.	Can I transfer shares that I hold in the Plan to someone else?

Yes.  Subject to compliance with all applicable laws, you may transfer ownership of some or all of your Plan shares by sending the Plan Agent written, signed transfer instructions.  You will be responsible for any applicable taxes in connection with the transfer.  Signatures of all registered holders must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program.  The Medallion Guarantee program ensures that the individual signing is in fact the owner as indicated on the participant’s account.

You may transfer shares to new or existing shareholders.  If you are opening a new Plan account for the transferee, you must include a completed Enrollment Form with the gift/transfer instructions; however, a new Plan account will not be opened as a result of a transfer of fewer than ten (10) shares, unless you (i) authorize the reinvestment of dividends on the shares to be transferred and (ii) include an optional cash payment with your transfer instructions sufficient to purchase the remainder of the ten (10) shares required to enroll.

Participants may request the Plan Agent to sell shares in the open market online at www.rtco.com by acquiring a user ID and password from the Plan Agent, or they may fax or mail a written request to the Plan Agent at: Registrar and Transfer Company, Dividend Reinvestment Department, P.O. Box 664, Cranford, New Jersey 07016, Fax no. 908 497 - 2320.

CHANGING METHOD OF PARTICIPATION AND WITHDRAWAL

34.	How do I change my method of participation in the Plan?

You may change your method of participation at any time by completing a new Enrollment Form and returning it to the Plan Agent.

35.	How do I close my Plan account?

You may terminate your participation in the Plan by giving written notice to the Plan Agent.  Upon termination, you must elect either (a) to receive a certificate for the number of whole shares held in your Plan account and a check for the value of any fractional share (which value will be based on the closing market price of the Common Stock on the first day that the stock is traded after the withdrawal request is received); or (b) to have all of the shares in your Plan account sold for you.  If you request that your shares be sold, the Plan Agent will make the sale in the market, if practicable, within ten (10) trading days after receipt of the request.  You will receive the proceeds of sale, less any brokerage commission and transfer tax. Receipt by the Plan Agent of due notice of a participant’s death or incompetence shall be deemed a notice of withdrawal.  Medallion Signature Guarantee is required for sale requests of $10,000 or higher (See Question 33).  Because the Plan Agent will sell shares on behalf of the Plan, neither the Company nor any participant under the Plan has the authority or power to control the timing or pricing of sales, or the selection of the broker dealer making the sales.  Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of the Company’s Common Stock.  The price of the Common Stock could go up or down before the broker sells your shares.  In addition, you will not earn interest on any cash proceeds generated by a sales transaction for your account.

Any certificates issued upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed.  If the certificate is to be issued in a name other than the name or names on your Plan account, your signature (and that of any co-owner) on the instructions or stock power must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. (See Question 33.)  You will be responsible for any applicable taxes in connection with the transfer.  No certificates will be issued for fractional shares.

The Plan Agent will process notices of withdrawal and send proceeds to you as soon as practicable, without interest.  If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed as soon as practicable following the payment date.  Thereafter, cash dividends will be paid out to the shareholder and not reinvested in Company Common Stock.

If a notice of withdrawal is received by the Plan Agent at least two (2) days prior to an optional cash payment purchase date, any optional cash payment held by the Plan Agent will be returned to you as soon as practicable.

Plan withdrawals made within six (6) months after a purchase at a discounted price described in the answer to Question 25 are subject to the withdrawal fee explained in that answer.

Employees participating through payroll deductions also must contact the Company.  (See Question 36.)

36.	I am an eligible employee investing through payroll deductions; do I need to do anything else to withdraw?

Yes.  In addition to sending a withdrawal request to the Plan Agent, you must notify the Company in writing in order to discontinue the payroll deductions.  The Company must receive your request sufficiently in advance of your next paycheck to allow for processing.  Any amounts held by the Company or the Plan Agent which have not been invested, will be returned to you, without interest.

37.	May I terminate automatic payroll deductions and still remain in the Plan?

Yes.  As an eligible employee, you may decide to terminate your payroll deductions but choose to leave your shares in the Plan and otherwise continue to participate.  In such an instance, you may continue to make optional cash payments directly to the Plan Agent.

38.	After withdrawing from the Plan, may I later re-enroll?

Generally, yes.  As an eligible employee, you may re-enroll by following the procedures for enrollment described above; however, the Company reserves the right to reject your enrollment form if it believes that your participation may be contrary to the general intent of the Plan (promoting long-term ownership of Company shares) or is in violation of applicable law.

39.	Can the Company unilaterally terminate my participation in the Plan?

The Company reserves the right to terminate you from the Plan if fewer than ten (10) shares of Common Stock are held in your Plan account and you no longer remain a record holder of Company Common Stock subject to automatic dividend reinvestment under the Plan.  In such a case, you will be issued a check for the cash value of any fractional share in your Plan account.  In addition, the Company reserves the right to modify, suspend or terminate you from the Plan if it believes that your participation (i) may be contrary to the general intent of the Plan (promoting long-term ownership of Company shares), (ii) may adversely affect the market price or trading volume of our Common Stock, or (iii) is in violation of applicable law.

If a participant engages in short-term trading activities or any other activities that could affect the normal trading volume or pricing of our Common Stock, we may prevent that participant from continuing to participate in the Plan.  In addition, we also may prevent participation by financial intermediaries, investment clubs or other nominees who engage in positioning transaction in order to benefit from any discount from the market price for shares acquired under the Plan.

ADDITIONAL INFORMATION

40.	How would a stock split, stock dividend or rights offering affect my account?

Any shares resulting from a stock split or stock dividend paid on shares held in custody for you by the Plan Agent will be credited to your book-entry position.  Of course you may request a certificate at any time for any or all of your shares. (See Question 31.)  Stock dividends or split shares distributed on any certificated shares registered in your name will be mailed directly to you in the same manner as to stockholders who are not participating in the Plan.

Warrants representing rights on any shares registered in your name and on shares credited to your Plan account, will be mailed directly to you in the same manner as to stockholders not participating in the Plan.

41.	How do I vote my Plan shares at shareholders’ meetings?

As a Plan participant, you will be sent a proxy statement in connection with each meeting of the Company’s shareholders, together with a proxy card representing the shares registered directly in your name and the whole shares held by the Plan Agent in your Plan account.  This proxy card, when signed and returned, will be voted as you indicate.  If the proxy card is not returned or if it is returned unsigned, the shares will not be voted unless you or a duly appointed representative votes in person at the meeting.  As is the case with stockholders not participating in the Plan, if no instructions are indicated on a properly signed and returned proxy card, all of the shares represented by the proxy card will be voted in accordance with the recommendations of the Company’s management.

42.	Can the Plan be changed or discontinued?

While the Company intends at the present time to continue the Plan indefinitely, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time.  Notice of any such amendment, suspension, modification or termination will be sent to all Plan participants.  The Plan Agent reserves the right to resign at any time upon reasonable notice to the Company in writing.  The Company reserves the right to elect and appoint at any time a new agent including itself or its nominee to administer the Plan.

Upon termination of the Plan by the Company, the Company or the Plan Agent, as the case may be, will return any uninvested optional cash payments and payroll deductions, issue a certificate for whole shares credited to each account under the Plan, and make a cash payment for any fractional share credited to each account.

43.	Who interprets and regulates the Plan?

The Company reserves the right to interpret the Plan as may be necessary or desirable in connection with the operation of the Plan.

LIMITATION OF LIABILITY

IF YOU CHOOSE TO PARTICIPATE IN THE PLAN, YOU SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE PLAN AGENT CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES THAT YOU PURCHASE UNDER THE PLAN.

Neither the Company nor the Plan Agent, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a participant's account upon such participant's death or incompetence, the price at which shares are purchased or sold for the participant's account, the times when purchases or sales are made, or fluctuations in the market value of Company Common Stock.  This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of the Company in its discretion, depending upon future earnings, the financial condition of the Company and other factors.  The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain United States federal income tax consequences of participating in the Plan to U.S. participants (as defined below). This summary is based on current law and regulations as of the date of this prospectus.  Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS regarding the tax consequences associated with participating in the Plan, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or foreign tax consequences associated with the participation in the Plan, or the ownership, sale or other disposition of our stock.

This summary deals only with holders who hold our Common Stock as a "capital asset" (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, it does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations;

•	"S" corporations;

•	regulated investment companies and real estate investment trusts;

•	foreign corporations or partnerships, and persons who are not residents or citizens of the United States;

•	dealers in securities or currencies;

•	persons holding our Common Stock as a hedge against currency risks or as a position in a straddle; or

•	United States persons whose functional currency is not the United States dollar.

If a partnership holds our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your tax advisor regarding the tax consequences of participating in the Plan and the ownership and disposition of our Common Stock.

If you are considering participating in the Plan, you are strongly urged to consult your tax advisors concerning the application of United States federal income tax laws to your particular situation, the consequences of your participation in the Plan, the ownership and disposition of our Common Stock arising under the laws of any state, local or foreign taxing jurisdiction.

U.S. Participant

When we use the term "U.S. participant," we mean a participant in the Plan who, for United States federal income tax purposes is:

•	a citizen or resident of the United States;

•
a corporation, partnership, limited liability company or other entity created or organized in or under the laws of the United States or of any State thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury regulations provide otherwise;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. participants.

Tax Consequences Of Dividend Reinvestment

In the case of Common   Stock purchased by the  Plan Agent from us, U.S. participants in the Plan will be treated, for federal income tax purposes, as having received a distribution equal to the fair market value, as of the investment date, of the Common Stock purchased with their reinvested dividends. The discount, if any, will be treated as being part of the distribution received.  Each participant will receive an annual statement from the Plan Agent indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as a distribution.

In the event the Plan Agent  purchases  Common Stock in open market transactions or in negotiated transactions with third parties, however, we intend to take the position that the amount of the distribution received by a U.S. participant is equal to the purchase price of such shares plus a pro rata share of any brokerage trading fees or other related charges paid by us in connection with the Plan Agent's purchase of the Common Stock on behalf of the U.S. participant. The Plan currently provides that we will pay brokerage trading fees for the purchase of  Common Stock in the open market or in negotiated transactions with third parties.

As in the case of non-reinvested cash distributions, the distributions described above will constitute taxable dividend income to U.S. participants to the extent of our current and accumulated earnings and profits allocable to the distributions. Any excess distributions will constitute a return of capital which reduces the basis of the U.S. participant's Common Stock and will be taxed as capital gain to the extent that such distributions exceed the U.S. participant's tax basis in the U.S. participant's Common Stock.

A U.S. participant's tax basis in the  Common Stock acquired under the Plan will generally equal the total amount of distributions the U.S. participant is treated as receiving, as described above. A U.S. participant's holding period in the  Common Stock generally begins on the day following the date on which the Common Stock are credited to the U.S. participant's Plan account.

Tax Consequences Of Optional Cash Payments

The IRS has indicated through private letter rulings that U.S. participants participating in the dividend reinvestment part of the Plan and who elect to purchase shares by optional cash payments or as an initial investment will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the Common Stock purchased over the amount of the cash payment made by the U.S. participant. Also, if the Plan Agent acquires Common Stock in an open market transaction, then a U.S. participant will be treated as receiving a distribution equal to a pro rata share of any brokerage trading fees or other related charges paid by us on behalf of the U.S. participant. The Plan currently provides that we will pay brokerage trading fees for the purchase of Common Stock in the open market or in negotiated transactions with third parties.

Any distributions which the U.S. participant is treated as receiving, including the discount, would be taxable dividend income, capital gain or reduce the basis in the U.S. participant's  Common Stock, or some combination of these treatments, under the rules described above under "Tax Consequences of Dividend Reinvestment."

The IRS has issued private letter rulings that state that a U.S. participant who participates solely in the cash purchase portion of a plan would not be treated as having received a distribution of the discount amount and, therefore, would not realize any income upon purchase attributable to the discount. Private letter rulings are only binding on the IRS with respect to the taxpayer to which the ruling was issued. Therefore, there can be no assurance that the IRS would take this position with respect to transactions occurring under the Plan.

The tax basis of the Common  Stock acquired by optional cash payments or as an initial investment will generally equal the total amount of distribution a U.S. participant is treated as receiving, as described above, plus the amount of the cash payment. A U.S. participant's holding period for Common Stock purchased under the Plan generally will begin on the day following the date on which the shares are credited to the U.S. participant's Plan account.

Tax Consequences Of Dispositions

A U.S. participant may realize gain or loss when shares of  Common Stock are sold or exchanged, whether the sale or exchange is made at the U.S. participant's request upon withdrawal from the Plan or takes place after withdrawal from or termination of the Plan and, in the case of a fractional share, when the U.S. participant receives a cash payment for a fraction of a share credited to his or her account. The amount of the gain or loss will be the difference between the amount that the U.S. participant receives for the Common Stock or fraction of a share and the tax basis for the  Common Stock or fraction of a share.

Backup Withholding And Administrative Expenses

In general, any dividend reinvested under the Plan is not subject to federal income tax withholding. We or the Plan Agent may be required to deduct as "backup withholding" on all distributions paid to a stockholder, regardless of whether those distributions are reinvested. Similarly, the Plan Agent may be required to deduct backup withholding from all proceeds of sales of Common Stock held in a Plan account. A U.S. participant is subject to backup withholding if (1) the participant has failed to properly furnish us and the Plan Agent with the U.S. participant's taxpayer identification number; (2) the IRS notifies us or the Plan Agent that the identification number furnished by the participant is incorrect; (3) the IRS notifies us or the Plan Agent that backup withholding should be commenced because the participant failed to report properly distributions paid to him, her or it; or (4) when required to do so, the participant fails to certify, under penalties of perjury, that the participant is not subject to backup withholding.

Backup withholding amounts will be withheld from dividends before those dividends are reinvested under the Plan. Therefore, dividends to be reinvested under the Plan by participants subject to backup withholding will be reduced by the backup withholding amount. The withheld amounts constitute a credit on the participant's income tax return. We intend to take the position that administrative expenses of the Plan paid by us are not constructive distributions to U.S. participants.

USE OF PROCEEDS

Shares purchased for Plan participants with reinvested cash dividends and optional cash investments will, at the Company's option, be shares newly issued by the Company or shares held in the Company's treasury.  The Company and the Plan Agent are unable to estimate the number of shares, if any, that will be purchased directly from the Company under the Plan or the amount of proceeds from any such shares.  The net proceeds will be used by the Company for general corporate purposes.

PLAN OF DISTRIBUTION

Subject to the discussion below, we will distribute newly issued shares of our Common Stock sold under the Plan. The Plan Agent will assist in the administration of the Plan, but will not be acting as an underwriter with respect to shares of our Common Stock sold under the Plan. You will pay no service fees or brokerage trading fees for acquisitions of shares under the Plan, whether the shares are newly issued or purchased in the open market. The Common  Stock is currently listed on the Nasdaq Global Select Market.

In connection with the administration of the Plan, we may be requested to approve investments made pursuant to requests for waiver by or on behalf of existing stockholders and new investors who may be engaged in the securities business.

Persons who acquire shares of our Common Stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act, and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than to which he, she or it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our Common Stock so purchased. We may, however, accept optional cash payments and initial investments made pursuant to requests for waiver by such persons.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any discounts applicable to optional cash payments and initial investments made under the Plan. Those transactions may cause fluctuations in the trading volume of our Common Stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our Common Stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purposes of the Plan.

LEGAL MATTERS

The legality of the Common Stock covered hereby will be passed upon for the Company by Norris, McLaughlin & Marcus, P.A., 721 Route 202-206, Bridgewater, New Jersey 08807.

EXPERTS

The consolidated financial statements of Middlesex Water Company as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Beard Miller Company, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

The Company's By-Laws provide for indemnification of officers, directors and employees of the Company in certain circumstances for certain liabilities and expenses.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

THIS PROSPECTUS SHOULD BE RETAINED BY PARTICIPANTS
IN THE PLAN FOR FUTURE REFERENCE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with this Offering (all amounts are estimated except the registration fee) are as follows:

Item	To Be Paid By The Company
Securities and Exchange Commission registration fee	$450.00
Accounting fees and expenses	4,000.00
Legal fees and expenses	$15,000.00
Printing	$10,000.00
Total	$29,450.00

Item 15. Indemnification of Directors and Officers

Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") gives the Company power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Company, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Company unless the Court in such proceeding determines he is entitled to indemnity for such liabilities and/or expenses. No indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Company and its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify him against expenses.

Article VI of the Company's By-laws provides:

"Any present or future director or officer of the Company and any present or future director or officer of any other corporation serving as such at the request of the Company because of the Company's interest in such other corporation, or the legal representative of any such director or officer, shall be indemnified by the Company against reasonable costs, expenses (exclusive of any amount paid to the Company in settlement), and counsel fees paid or incurred in connection with any action, suit, or proceeding to which any such director or officer or his legal representative may be made a party by reason of his being or having been such director or officer, provided, (1) said action, suit, or proceeding shall be prosecuted against such director or officer or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit, or proceeding that he had been derelict in the performance of his duties as such director or officer, or (2) said action, suit or proceeding shall be settled or otherwise terminated as against such director or officer or his legal representative without a final determination on the merits, and it shall be determined by the Board of Directors (or, at the option of the Board of Directors, by a disinterested person or persons selected by the Board of Directors to determine the matter) that said director or officer had not in any substantial way been derelict in the performance of his duties as charged in such action, suit, or proceeding. The right of indemnification provided by this By-law shall be in addition to and not in restriction or limitation of any other privilege or power which the Company may have with respect to the indemnification or reimbursement of directors, officers, or employees."

The Company has in effect policies of insurance with liability limits totalling $25,000,000 indemnifying it against certain liabilities to directors and officers of the Company, and indemnifying directors and officers of the Company against certain of the liabilities which they may incur in acting in their capacities as such, all within specific limits. The insurance policies have terms expiring May 31, 2010.

Pursuant to Section 14A:2-7 of the NJBCA, the Company's shareholders adopted an amendment to the Company's Certificate of Incorporation which provides that a director or officer shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law or (e) resulting in receipt by such person of an improper personal benefit.

Item 16. Exhibits

Exhibits designated with an asterisk (*) are filed herewith. The exhibits not so designated have heretofore been filed with the Commission and are incorporated herein by reference to the documents indicated.

Exhibit No.	Document Description
4.1	Form of Common Stock Certificate, is incorporated by reference to Exhibit 2(a) filed with the Company’s Registration Statement No. 2-55058.

4.2
Articles 7A through 7F, 8, 9 and 10 of the Restated Certificate of Incorporation as amended are incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the Year ended December 31, 1998.

5*	Opinion of Counsel Re: Legality of Securities Registered.

23.1*	Independent Auditors’ Consent.

23.2*	Consent of Counsel is included in its legal opinion filed as Exhibit 5.

24	Power of Attorney (is included as a part of the signature page of this registration statement).

99.1*	Enrollment Form.

99.2*	Employee Payroll Deduction Authorization Form.

Item 17. Undertakings

The undersigned Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the 1933 Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (1)(i),  (1)(ii) and  (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
That, for the purposes of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)
That, for the purpose of determining liability of the registrant under the 1933 Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed and/or advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Woodbridge, State of New Jersey, on this 22nd day of July, 2009.

MIDDLESEX WATER COMPANY
(Registrant)

By:	/s/ A. Bruce O’Connor
Name:	A. Bruce O’Connor
Title:	Vice President & Chief Financial Officer

KNOW  ALL  MEN  BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kenneth J. Quinn and A. Bruce O’Connor (with full power in each to act alone), his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all  amendments  (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on behalf of the registrant and on the dates indicated below.

Signature	Title	Date

/s/ J. Richard Tompkins	Chairman of the Board and Director	July 22, 2009
J. Richard Tompkins

/s/ Kenneth J. Quinn	Vice President, General Counsel, Corporate Secretary and Treasurer	July 22, 2009
Kenneth J. Quinn

/s/ A. Bruce O’Connor	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 22, 2009
A. Bruce O’Connor

/s/ Dennis W. Doll	President, Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2009
Dennis W. Doll

/s/ John C. Cutting	Director	July 22, 2009
John C. Cutting

Signature	Title	Date

/s/ Annette Catino	Director	July 22, 2009
Annette Catino

/s/ John R. Middleton M.D.	Director	July 22, 2009
John R. Middeton, M.D.

/s/ John P. Mulkerin	Director	July 22, 2009
John P. Mulkerin

/s/ Walter G. Reinhard	Director	July 22, 2009
Walter G. Reinhard

/s/ Jeffries Shein	Director	July 22, 2009
Jeffries Shein

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Form of Common Stock Certificate, is incorporated by reference to Exhibit 2(a) filed with the Company’s Registration Statement No. 2-55058.

4.2
Articles 7A through 7F, 8, 9 and 10 of the Restated Certificate of Incorporation as amended are incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the Year ended December 31, 1998.

5*	Opinion of Counsel Re: Legality of Securities Registered.

23.1*	Independent Auditors’ Consent.

23.2*	Consent of Counsel is included in its legal opinion filed as Exhibit 5.

24	Power of Attorney (is included as a part of the signature page of this registration statement).

99.1*	Enrollment Form.

99.2*	Employee Payroll Deduction Authorization Form.